SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to Section 240.14a-12

                   National Medical Health Card Systems, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


               --------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:


     2)Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)Proposed maximum aggregate value of transaction:

     5)Total fee paid:

   [ ] Fee paid previously with preliminary materials:

   [ ] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:______________________


     2)Form, Schedule or Registration Statement No.:____________________


     3)Filing Party:_________________________


     4)Date Filed:___________________________


Notes:__________________________

                       Information Concerning Participants

     National Medical Health Card Systems, Inc. ("NMHC"), its directors, executive officers and certain other members of management and employees may be soliciting proxies from NMHC stockholders. Additional information concerning the interests of such participants in the proposed transactions, if any, will be included in a proxy statement or statements and other relevant documents expected to be filed with the Securities and Exchange Commission by NMHC.

     This communication contains forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "may", "could", "estimate", "believes", "anticipates", "thinks", "intends", "will be", "expects" and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of such risks and uncertainties, including but not limited to risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10K for the fiscal year ended June 30, 2003, and other Securities and Exchange Commission filings. NMHC is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

     In connection with the previously announced proposed transaction with New Mountain Partners, the Company has filed a preliminary proxy statement and will file a tender offer statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE TENDER OFFER STATEMENT AND FINAL PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and the tender offer statement (when available), and other documents filed by the company with the Commission at the Commission's website at http://www.sec.gov. Free copies of the proxy statement and the tender offer statement, once available, and the company's other filings with the Commission may also be obtained from the company. Free copies of the company's filings may be obtained by directing a request to the company, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations, Telephone: (800) 251-3883, or on the company's website at http://www.nmhc.com.

Participants in the Solicitation

     The Company and its directors, executive officers and other members of its management and employees may be soliciting proxies from its stockholders in favor of the transaction with New Mountain Partners. Information concerning persons who may be considered participants in the solicitation of the Company's stockholders under the rules of the Commission will be set forth in the Company's proxy statement to be filed in connection with the transaction.


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EXHIBIT INDEX

EXHIBIT 99.1 Presentation from February 4, 2004